Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “RSE INNOVATION MANAGER, LLC”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF MAY, A.D. 2020, AT 10:23 O`CLOCK A.M.

7979209 8100Authentication: 202961525

SR# 20204225767Date: 05-20-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION OF

RSE INNOVATION MANAGER, LLC

State of Delaware Secretary of State Division of Corporations

Delivered 10:23 AM 05/20/2020 FILED 10:23 AM 05/20/2020

SR 20204225767 - File Number 7979209

The undersigned, being authorized to execute and file this Certificate of Formation hereby certifies that:

1.The name of the limited liability company shall be RSE Innovation Manager, LLC.

2.The address of its registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 20th day of May, 2020.

M. Colucci,

an Authorized Person

DM 3\68086 22. I